                                                                     EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE

         First Supplemental Indenture (this "FIRST SUPPLEMENTAL INDENTURE"), dated as of November 20, 2003, among the subsidiaries listed on Schedule I attached hereto (each a "GUARANTEEING SUBSIDIARY"), all subsidiaries of Gaylord Entertainment Company (or its permitted successor), a Delaware corporation (the "COMPANY"), and U.S. Bank National Association, a national banking corporation (or its permitted successor), as trustee under the Indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of November 12, 2003 providing for the issuance of 8% Senior Notes due 2013 (the "NOTES");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to Guarantee.

    (a) The Guaranteeing Subsidiary, along with all other Guarantors, jointly and severally, and fully and unconditionally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and the principal of, premium, if any, and interest


                                       1
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and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, if lawful (subject in all cases to any applicable grace period provided herein)

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

    (b) The Guaranteeing Subsidiary hereby agrees that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

    (c) The Guaranteeing Subsidiary, subject to Section 6.06 of the Indenture, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

    (d) The Guaranteeing Subsidiary agrees that if any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

    (e) The Guaranteeing Subsidiary agrees that the Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

    (f) The Guaranteeing Subsidiary agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.


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    (g)  The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Holders under the Note Guarantee.

    (h) The Guaranteeing Subsidiary confirms, pursuant to Section 10.02 of the Indenture, that it is the intention of such Guaranteeing Subsidiary that its Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee, and, to effectuate the foregoing intention, agrees hereby irrevocably that the obligations of such Guaranteeing Subsidiary will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture, result in the obligations of such Guaranteeing Subsidiary under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

         3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.

    (a) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (i) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (ii) either:

                           (A) the Person acquiring the property in any such
                  sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

                           (B) such sale or other disposition or consolidation
                  or merger complies with Section 4.10 of the Indenture.

    (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the


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Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

    (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (i) and (ii) of Section 4(a) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

         5. Release.

    (a) Any Guarantor will be released and relieved of any obligations under its Note Guarantee, (i) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale of all such Capital Stock of that Guarantor complies with Section 4.10 of the Indenture; (ii) if the Company properly designates that Guarantor as an Unrestricted Subsidiary under the Indenture or (iii) solely in the case of a Note Guarantee created pursuant to the second sentence of Section 4.18(a) of the Indenture, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to Section 4.18(b) of the Indenture, except a discharge or release by or as a result of payment under such Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Guarantor under this Section 5 have been satisfied, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Note Guarantee.

    (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Ten of the Indenture.

         6. No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.


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         7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL
GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

         8. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.




                            [SIGNATURE PAGE FOLLOWS]









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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: November 20, 2003

                                     ABBOTT & ANDREWS REALTY, LLC, a
                                     Florida limited liability company

                                     ABBOTT REALTY SERVICES, INC., a Florida
                                     corporation

                                     ABBOTT RESORTS, LLC, a Florida limited
                                     liability company

                                     ACCOMMODATIONS CENTER, INC., a
                                     Colorado corporation

                                     ADVANTAGE VACATION HOMES BY STYLES, LLC, a Florida limited liability company

                                     B&B ON THE BEACH, INC., a North Carolina corporation

                                     BASE MOUNTAIN PROPERTIES INC., a Delaware corporation

                                     BLUEBILL PROPERTIES LLC, a Florida limited liability company

                                     BLUEBILL VACATION PROPERTIES, LLC, a
                                     Florida limited liability company

                                     BRINDLEY & BRINDLEY REALTY & DEVELOPMENT,
                                     INC., a North Carolina corporation

                                     COASTAL REAL ESTATE SALES, LLC, a Florida limited liability company

                                     COASTAL RESORTS INTERNATIONAL, LLC, a
                                     Florida limited liability company

                                     COASTAL RESORTS MANAGEMENT, INC., a
                                     Delaware corporation

                                     COASTAL RESORTS REALTY LLC, a Delaware
                                     limited liability company

                                     COATS, REID & WALDRON, INC., a Delaware
                                     corporation

                                     COLLECTION OF FINE PROPERTIES, INC., a
                                     Colorado corporation

                                     COLUMBINE MANAGEMENT COMPANY, a Colorado corporation



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

                                     COVE MANAGEMENT SERVICES, INC., a
                                     California corporation

                                     CRW PROPERTY MANAGEMENT, INC., a Delaware corporation

                                     EXCLUSIVE VACATION PROPERTIES, INC., a
                                     Delaware corporation

                                     FIRST RESORT SOFTWARE, INC., a Colorado
                                     corporation

                                     FLORIDA RESIDENTIAL RENTALS, LLC, a Florida limited liability company

                                     HIGH COUNTRY RESORTS, INC., a Delaware
                                     corporation

                                     HOUSTON AND O'LEARY COMPANY, a Colorado
                                     corporation

                                     K-T-F ACQUISITION CO., a Delaware
                                     corporation

                                     MAUI CONDOMINIUM AND HOME REALTY, INC.,
                                     a Hawaii corporation

                                     MOUNTAIN VALLEY PROPERTIES, INC.,
                                     a Delaware corporation

                                     NAPLES/MARCO VACATION ACCOMMODATIONS, LLC, a Florida limited liability company

                                     PEAK SKI RENTALS, LLC, a Colorado limited liability company

                                     PLANTATION RESORT MANAGEMENT, INC., a
                                     Delaware corporation

                                     PRISCILLA MURPHY REALTY, LLC, a Florida
                                     limited liability company

                                     PRISCILLA MURPHY VACATION RENTALS, LLC, a
                                     Florida limited liability company

                                     R&R RESORT RENTAL PROPERTIES, INC., a North
                                     Carolina corporation

                                     REP HOLDINGS, LTD., a Hawaii corporation

                                     RESORT PROPERTY MANAGEMENT, INC., a Utah corporation

                                     RESORTQUEST HILTON HEAD, INC., a Delaware corporation

                                     RESORTQUEST INTERNATIONAL, INC., a Delaware corporation

                                     RESORT RENTAL VACATIONS, LLC, a Tennessee limited liability company

                                     RIDGEPINE, INC., a Delaware corporation

                                     RYAN'S GOLDEN EAGLE MANAGEMENT INC., a
                                     Montana corporation

                                     SCOTTSDALE RESORT ACCOMMODATIONS, INC., a
                                     Delaware corporation

                                     STEAMBOAT PREMIER PROPERTIES, a Delaware corporation

                                     STYLES ESTATES, LLC, a Florida limited
                                     liability company

                                     TELLURIDE RESORT ACCOMMODATIONS, INC., a
                                     Colorado corporation

                                     TEN MILE HOLDINGS, LTD., a Colorado
                                     corporation

                                     THE MANAGEMENT COMPANY, INC., a Georgia
                                     corporation

                                     THE MAURY PEOPLE, INC., a Massachusetts
                                     corporation

                                     THE TOPS'L GROUP, INC., a Florida
                                     corporation

                                     TOPS'L CLUB OF NW FLORIDA, LLC, a Florida limited liability company

                                     TRUPP-HODNETT ENTERPRISES, INC., a Georgia corporation

                                     UNIVERSAL VACATION ACQUISITION CO., LLC, a
                                     Delaware limited liability company


                                     By: /s/ A. Key Foster
                                         ---------------------------------------
                                         Name: A. Key Foster
                                         Title: Vice President and Treasurer

                                     OFFICE AND STORAGE LLC, a Hawaii limited liability company

                                     By: /s/ David C. Kloeppel
                                         ---------------------------------------
                                         Name: David C. Kloeppel
                                         Title: Manager


                                     RQI HOLDINGS, LTD., a Hawaii corporation


                                     By: /s/ James S. Olin
                                         ---------------------------------------
                                         Name: James S. Olin
                                         Title: Executive Vice President


                                     GAYLORD ENTERTAINMENT COMPANY


                                     By: /s/ David C. Kloeppel
                                         ---------------------------------------
                                         Name: David C. Kloeppel
                                         Title: Executive Vice President and
                                                Chief Financial Officer


                                     U.S. BANK NATIONAL ASSOCIATION,
                                     AS TRUSTEE


                                     By: /s/ Frank Leslie
                                         ---------------------------------------
                                         Name: Frank Leslie
                                         Title: Vice President

                                     RESORTQUEST HAWAII, LLC, a Hawaii limited liability company


                                     By: /s/ James S. Olin
                                         ---------------------------------------
                                         Name: James S. Olin
                                         Title: Executive Vice President

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                                   SCHEDULE I

1.       ResortQuest International, Inc. (Delaware)
2.       Abbott & Andrews Realty, LLC (Florida)
3.       Abbott Realty Services, Inc. (Florida)
4.       Abbott Resorts, LLC (Florida)
5.       Accommodations Center, Inc. (Colorado)
6.       Advantage Vacation Homes By Styles, LLC (Florida)
7.       B & B on the Beach, Inc. (North Carolina)
8.       Base Mountain Properties, Inc. (Delaware)
9.       Bluebill Properties, LLC (Florida)
10.      Bluebill Vacation Properties, LLC (Florida)
11.      Brindley & Brindley Realty & Development, Inc. (North Carolina)
12.      Coastal Real Estate Sales, LLC (Florida)
13.      Coastal Resorts International, LLC (Florida)
14.      Coastal Resorts Management, Inc. (Delaware)
15.      Coastal Resorts Realty, LLC (Delaware)
16.      Coates, Reid & Waldron, Inc. (Delaware)
17.      Collection of Fine Properties, Inc. (Colorado)
18.      Columbine Management Company (Colorado)
19.      Cove Management Services, Inc. (California)
20.      CRW Property Management, Inc. (Delaware)
21.      Exclusive Vacation Properties, Inc. (Delaware)
22.      First Resort Software, Inc. (Colorado)
23.      Florida Residential Rentals, LLC (Florida)
24.      High Country Resorts, Inc. (Delaware)
25.      Houston and O'Leary Company (Colorado)
26.      K-T-F Acquisition Co. (Delaware)
27.      Maui Condominium and Home Realty, Inc. (Hawaii)
28.      Mountain Valley Properties, Inc. (Delaware)
29.      Naples/Marco Vacation Accommodations, LLC (Florida)
30.      Office and Storage LLC (Hawaii)
31.      Peak Ski Rentals LLC (Colorado)
32.      Plantation Resort Management, Inc. (Delaware)
33.      Priscilla Murphy Realty, LLC (Florida)
34.      Priscilla Murphy Vacation Rentals, LLC (Florida)
35.      R & R Resort Rental Properties, Inc. (North Carolina)
36.      REP Holdings, Ltd. (Hawaii)
37.      Resort Property Management, Inc. (Utah)
38.      ResortQuest Hawaii, LLC (Hawaii)
39.      ResortQuest Hilton Head, Inc. (Delaware)
40.      Resort Rental Vacations, LLC (Tennessee)
41.      Ridgepine, Inc. (Delaware)
42.      RQI Holdings, Ltd. (Hawaii)
43.      Ryan's Golden Eagle Management, Inc. (Montana)

44.      Scottsdale Resort Accommodations, Inc. (Delaware)
45.      Steamboat Premier Properties, Inc. (Delaware)
46.      Styles Estates, LLC (Florida)
47.      Telluride Resort Accommodations, Inc. (Colorado)
48.      Ten Mile Holdings, Ltd. (Colorado)
49.      THE Management Company (Georgia)
50.      The Maury People, Inc. (Massachusetts)
51.      The Tops'l Group, Inc. (Florida)
52.      Tops'l Club of NW Florida, LLC (Florida)
53.      Trupp-Hodnett Enterprises, Inc. (Georgia)
54.      Universal Vacation Acquisition Co., LLC (Delaware)